CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Multi-Sector Account Portfolios, Inc., of our reports dated April 19, 2023, relating to the financial statements and financial highlights, which appear in T. Rowe Price High Yield Multi-Sector Account Portfolio, T. Rowe Price Investment-Grade Corporate Multi-Sector Account Portfolio, T. Rowe Price Mortgaged-Backed Securities Multi-Sector Account Portfolio, and T. Rowe Price Floating Rate Multi-Sector Account Portfolio’s (four of the funds constituting T. Rowe Price Multi-Sector Account Portfolios, Inc.) Annual Reports on Form N-CSR for the year ended February 28, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
June 29, 2023